Exhibit 5.2

December 4, 2017

Atlantic Power Corporation
3 Allied Drive, Suite 220
Dedham, Massachusetts  02026

Dear Sirs/Mesdames:

Re:                             Debt Securities Registered under Registration Statement on Form S-3

We are acting as Ontario counsel to Atlantic Power Corporation (the “Company”) in connection with the Registration Statement on Form S-3, as amended or supplemented (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) relating to the proposed public offering from time to time by the Company of (i) common shares, no par value, in the capital of the Company (the “Common Shares”), (ii) subordinated debt securities of the Company (the “Debt Securities”) to be issued under the trust indenture (the “Indenture”) dated as of December 17, 2009 between the Company and Computershare Trust Company of Canada (the “Canadian Trustee”), as Canadian trustee, as supplemented by the fourth supplemental indenture dated November 29, 2012 among the Company, the Canadian Trustee and Computershare Trust Company, N.A. (the “U.S. Trustee” and together with the Canadian Trustee, the “Trustees”), as U.S. trustee, as supplemented by one or more supplemental indentures (each a “Supplement” and, each such Supplement together with the Indenture, a “Supplemented Indenture”) to be entered into between the Company and the Trustees respecting the Debt Securities that may be offered and issued in the amount, at the price and on the terms set forth in the applicable Prospectus Supplement (as defined below), (iii) senior debt securities of the Company to be issued under an indenture governed by the laws of the State of New York, proposed to be entered into between the Company and an indenture trustee to be named therein, (iv) warrants exercisable to acquire Common Shares and/or other securities of the Company (the “Warrants”), (v) subscription receipts exchangeable for Common Shares and/or other securities of the Company (the “Subscription Receipts”), and (vi) securities comprised of one or more of Common Shares, Debt Securities, Warrants and/or Subscription Receipts offered together as a unit. The Registration Statement provides that Debt Securities may be offered and issued in one or more series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with the opinion set out below, we have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

Assumptions

We have assumed the following with respect to the opinion expressed herein:

(a)                                 the genuineness of all signatures on documents examined by us, the legal capacity of individuals signing any documents, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, faxed, electronic or photostatic copies;

(b)                                 the Company is validly continued and existing pursuant to the laws of the Province of British Columbia, has the corporate power and capacity to execute, deliver and perform its obligations under the Supplemented Indenture and the Debt Securities; and

(c)                                  the Trustees are validly incorporated and existing pursuant to the laws of the jurisdiction of their incorporation or formation, have the corporate or other power and capacity to execute, deliver (and, in the case of the Debt Securities, certify) and perform their obligations under the Supplemented Indenture and the Debt Securities.

Law

Our opinion set out below is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion letter (“Ontario Law”), and we express no opinion as to any laws, or any matters governed by any laws, other than Ontario Law.  Additionally, we disclaim any obligation to update this opinion after the date of effectiveness of the Registration Statement to which this opinion is an exhibit.

Opinion

Based upon and relying on the assumptions set out above, and subject to the qualifications and limitations set forth herein, we are of the opinion that, upon (i) the due authorization by the Company of the amount, price, terms and issuance of the Debt Securities and the execution, delivery and performance by the Company of all of its obligations thereunder and under the Supplemented Indenture pursuant to which such Debt Securities are issued; (ii) the due execution and delivery of such Supplemented Indenture by each of the Company and the Trustees; and (iii) the due execution, certification, issuance and delivery of such Debt Securities in accordance with the terms of such Supplemented Indenture against payment of valid and sufficient consideration therefor, such Debt Securities will constitute valid and legally binding obligations of the Company.

Qualifications

The foregoing opinion is subject to the following qualifications, limitations and restrictions:

(a)                                 the enforceability of each of the Debt Securities and the Supplemented Indenture is subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, arrangement, winding-up, moratorium or other similar laws relating to or affecting creditors’ rights generally and the powers of a court to grant relief against penalties and forfeitures or to stay proceedings before it and to stay executions and judgments; (ii) general principles of equity, including, without limitation, that equitable remedies (including, without limitation, specific performance and injunction) may be granted only in the discretion of a court of competent jurisdiction; and (iii) the Limitations Act, 2002 (Ontario);

(b)                                 we express no opinion as to the enforceability of any provision of the Debt Securities or the Supplemented Indenture (i) directly or indirectly purporting to exclude unwritten variations, modifications, amendments, waivers or consents or to establish evidentiary standards; (ii) purporting to make the Company responsible for any actions or omissions of any of the Trustees, the holders of the Debt Securities, or their agents or purporting to relieve any of the Trustees, the holders of the Debt Securities or their agents from the consequence of their own negligence or responsibility for their own acts; (iii) which grants rights to any person not a party thereto; or (iv) which grants a power of attorney in favour of another party;

(c)                                  an Ontario court may decline jurisdiction in an action or proceeding to enforce the Debt Securities or the Supplemented Indenture on the basis that it is not a convenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding the provisions of any of the Debt Securities or the Supplemented Indenture purporting to waive the right to raise any such objection to the jurisdiction of an Ontario court; and

(d)                                 a judgment of a Canadian court may be awarded only in Canadian currency and such judgments may be based on a rate of exchange in existence on a date other than the date of payment.

This opinion letter is given to you for use in connection with the offer and sale of the Debt Securities while the Registration Statement is in effect and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the U.S. Securities Act.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations thereunder.

Yours very truly,

“Goodmans LLP”